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                                                                     EXHIBIT 4.1

                SERIES G PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

                                        BETWEEN

                                  GENERAL MAGIC, INC.

                                          AND

                              GENERAL MOTORS CORPORATION,

                          BY AND THROUGH ITS ONSTAR DIVISION


                                DATED NOVEMBER 9, 1999



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                            SERIES G PREFERRED STOCK

                         AND WARRANT PURCHASE AGREEMENT


        THIS SERIES G PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (this "Agreement") is made as of November 9th, 1999, by and between GENERAL MAGIC, INC., a Delaware corporation with its principal office at 420 North Mary Avenue, Sunnyvale, California 94086 (the "Company"), and GENERAL MOTORS CORPORATION, a Delaware corporation, by and through its ONSTAR DIVISION, with an address at 888 West Big Beaver Avenue, Suite 200, Troy, Michigan 48084 (the "Purchaser").

                                    AGREEMENT

        IN CONSIDERATION of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Purchaser agree as follows:

        1.     AGREEMENT TO SELL AND PURCHASE.

               1.1 AUTHORIZATION OF SECURITIES. Subject to the terms and conditions of this Agreement, the Company has, or before the Closing (as defined below) will have, authorized the sale and issuance of (a) up to 1,500 shares of its Series G Convertible Preferred Stock (the "Series G Stock") having the terms set forth in the Certificate of Designations, Preferences and Rights in substantially the form attached as Exhibit A (the "Certificate of Designations") and (b) a warrant, in substantially the form attached hereto as Exhibit B (the "Warrant"), to purchase up to 500 additional shares of the Company's Series G Stock. The Series G Stock and the Warrant are collectively referred to herein as the "Securities."

               1.2 SALE AND PURCHASE. Subject to the terms and conditions of this Agreement, and in reliance on the representations and warranties contained herein, at the Closing the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company for an aggregate purchase price of $15,001,000: (a) 1,500 shares of Series G Stock at purchase price of $10,000.00 per share, and (b) the Warrant at a purchase price of $1,000.00. The shares of Series G Stock issuable upon exercise of the Warrant will be hereinafter referred to as the "Warrant Shares." The shares of the Company's Common Stock issuable upon conversion of the shares of Series G Stock purchased and sold pursuant to this Agreement and the shares of Common Stock issuable upon conversion of Series G Stock purchasable under the Warrant will be collectively hereinafter referred to as the "Conversion Shares."

        2.     CLOSING AND DELIVERY.

               2.1 CLOSING. Subject to the terms and conditions of Section 6, the closing of the sale and purchase of the Series G Stock and the Warrant shall be held at 2:00 p.m. on the third business day immediately following the completion of all conditions to closing hereunder or waiver of such conditions, including receipt of any necessary governmental approvals (the


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"Closing Date") at the offices of the Company, or at such other time and place as the Company and Purchaser may agree.

               2.2 DELIVERY. At the Closing, subject to the terms and conditions hereof, the Company will issue and deliver to Purchaser (a) a stock certificate, in the name designated by Purchaser, representing the shares of Series G Stock deliverable at such Closing, dated as of the Closing, and (b) the Warrant, in each case against payment of the purchase price therefor by wire transfer, unless other means of payment shall have been agreed upon by Purchaser and the Company.

        3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Subject to and except as disclosed by the Company in the Schedule of Exceptions attached hereto as Exhibit C, the Company hereby represents and warrants and covenants to Purchaser as of the date of this Agreement and as of the Closing Date as follows:

               3.1 AUTHORIZATION. All corporate action necessary for the authorization, execution and delivery of this Agreement has been taken. The Company has the requisite corporate power to enter into this Agreement and carry out and perform its obligations under the terms of this Agreement. At the Closing, the Company will have the requisite corporate power to sell the shares of Series G Stock and the Warrant to be sold at such Closing. This Agreement has been duly authorized, executed and delivered by the Company and, upon due execution and delivery by Purchaser, this Agreement will be a valid and binding obligation of the Company, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles.

               3.2 NO CONFLICT WITH OTHER INSTRUMENTS. The execution, delivery and performance by the Company of its obligations under this Agreement, the Certificate of Designations and the Warrant and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws of the Company; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment or acceleration or cancellation of, any material agreement, indenture or instrument to which the Company is a party; or
(iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or by which any property or asset of the Company is bound or affected. The Company is not in violation of any term of or in default under (x) its Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock or By-laws, or (y) any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company, except for such violations which have not had and, to the knowledge of the Company, will not have a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company (a "Material Adverse Effect"). The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for


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any violations that individually or in the aggregate will not have a Material
Adverse Effect. Except as set forth in Schedule 3.2, the Company complies with and is not in violation of the listing requirements of The Nasdaq National Market ("Nasdaq") as in effect on the date hereof and the Closing Date and is not aware of any facts which would reasonably lead to delisting or suspension of the Common Stock by Nasdaq in the foreseeable future. Immediately after the Closing, the Company shall meet the "net tangible assets" requirement required under "Maintenance Standard 1" as set forth in Section 4450(1)(a)(3) of the Marketplace Rule of Nasdaq.

               3.3 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify or be in good standing would have a Material Adverse Effect.

               3.4 CAPITALIZATION.

                      (a) The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, of which 41,254,159 shares were issued and outstanding as of November 5, 1999, and 50,000 shares of Series A Preferred Stock, of which 50,000 shares are outstanding, 12,000 shares of Series B Preferred Stock, no shares of which are outstanding, 3,000 shares of Series C Preferred Stock, no shares of which are outstanding, 1,000 shares of Series D Preferred Stock, of which 1,000 shares are outstanding, 699 shares of Series E Preferred Stock, of which 599 shares are outstanding, 1,000 shares of Series F Preferred Stock, of which 1,000 shares are outstanding, and 2,000 shares of Series G Preferred Stock, none of which are outstanding immediately prior to the Closing. All issued and outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable, and such shares and all outstanding options, warrants, convertible notes and other securities of the Company have been issued in compliance with all applicable federal and state securities laws.

                      (b) Except as described on Schedule 3.4(b), after giving effect to the sale of the securities hereunder, there are no preemptive or other outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from the Company of any shares of its capital stock or other securities of the Company. Except as described on Schedule 3.4(b), the Company has not granted or agreed to grant to any person or entity any rights (including piggyback registration rights) to have any securities of the Company registered with the United States Securities and Exchange Commission ("SEC") or any other governmental authority.

               3.5 SUBSIDIARIES. Except as set forth on Schedule 3.5, the Company does not presently own or control, directly or indirectly, and has no stock or other interest as owner or principal in, any other corporation or partnership, joint venture, association or other business venture or entity.


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               3.6 VALID ISSUANCE OF STOCK.

                      (a) The shares of Series G Stock (the "Purchased Shares") and the Warrant which will be purchased by Purchaser hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly authorized and issued, fully paid and nonassessable, will be delivered to Purchaser free and clear of all liens, pledges, claims, encumbrances, security interests or other restrictions, except for restrictions on transfer contemplated herein or imposed to ensure compliance with the Securities Act of 1933, as amended (the "Securities Act"), and, based in part upon the representations of Purchaser in Section 4.3 of this Agreement, will be issued in compliance with all applicable federal and state securities laws.

                      (b) The Warrant Shares and Conversion Shares have been duly and validly reserved for issuance, and upon issuance in accordance with the terms of the Warrant and the Certificate of Designations, respectively, will be duly and validly issued, fully paid and nonassessable, will be delivered to Purchaser free and clear of all liens, pledges, claims, encumbrances, security interests or other restrictions, except for restrictions on transfer contemplated herein or imposed to ensure compliance with the Securities Act, and, based in part upon the representations of Purchaser in Section 4.3 of this Agreement, will be issued in compliance with all applicable federal and state securities laws.

                      (c) The shares of Series G Stock and the Conversion Shares are not subject to preemptive rights, rights of first refusal or any other similar rights of the stockholders of the Company.

                      (d) Except as set forth on Schedule 3.6(d), the issuance of the Securities will not require the Company to issue any additional capital stock of the Company pursuant to any anti-dilution provision or otherwise.

               3.7 LITIGATION. There is no action, suit or proceeding pending nor, to its knowledge, any action, suit, proceeding or investigation currently threatened against the Company, nor, to its knowledge, is there any basis therefor, which could have a Material Adverse Effect. The foregoing includes, without limitation, any action, suit, proceeding or investigation, pending or threatened, that questions the validity of this Agreement or the right of the Company to enter into the Agreement.

               3.8 GOVERNMENTAL CONSENTS. Except as set forth on Schedule 3.8, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis.

               3.9 NO MATERIAL CHANGE. Except as set forth on Schedule 3.9, since June 30, 1999, there has been no material adverse change in the financial condition, business or results of operations of the Company which has not been publicly disclosed pursuant to an SEC filing or otherwise disclosed to Purchaser in the Schedule of Exceptions as of the date of this Agreement.


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               3.10 PROPRIETARY RIGHTS AND INFORMATION AGREEMENT. Each former and current employee, officer, consultant and contractor of the Company has entered into and executed a Proprietary Rights and Information Agreement in the form attached to this Agreement as Exhibit D or an employment or consulting agreement containing substantially similar terms.

               3.11 INTELLECTUAL PROPERTY. The Company owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct its business as now conducted. Except as set forth on Schedule 3.11, none of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two (2) years from the date of this Agreement, where the result of such expiration or termination would have, individually or in the aggregate, a Material Adverse Effect. The Company does not have any knowledge of any infringement by the Company of trademarks, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others which infringement could have a Material Adverse Effect, and, except as set forth on Schedule 3.11, there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company regarding trademarks, trade name rights, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other infringement. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual properties.

               3.12 COMPLIANCE. The Company has not been advised, and has no reason to believe, that it is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations; except where failure to be so in compliance would not have a Material Adverse Effect.

               3.13 SEC DOCUMENTS; FINANCIAL STATEMENTS. The Company has filed in a timely manner all documents that it was required to file with the SEC under Sections 13, 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during the twelve (12) months preceding the date of this Agreement. As of their respective filing dates (or, if amended prior to the date of this Agreement, when amended), all documents filed by the Company with the SEC (the "SEC Documents") complied in all material respects with the requirements of the Exchange Act. None of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the "Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial position of the Company at the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments).


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               3.14 NO BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by the Company.

               3.15 DISCLOSURE. Neither the representations or warranties made by Company in this Agreement, nor in the final Schedule of Exceptions or any certificate or document executed and/or delivered by the Company pursuant to this Agreement, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances in which they were furnished.

        4.     REPRESENTATIONS AND WARRANTIES OF PURCHASER.

        Purchaser hereby represents and warrants to the Company as follows:

               4.1 LEGAL POWER. Purchaser has the requisite legal power to enter into this Agreement, to carry out and perform its obligations under the terms of this Agreement and, at the Closing, will have the requisite legal power to purchase the Securities.

               4.2 DUE EXECUTION. This Agreement has been duly authorized, executed and delivered by Purchaser, and, upon due execution and delivery by the Company, this Agreement will be a valid and binding obligation of Purchaser, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles.

               4.3 INVESTMENT REPRESENTATIONS. In connection with the purchase of the Securities, the Purchaser makes the following representations:

                      (a) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Securities;

                      (b) the Purchaser is acquiring the Securities in the ordinary course of its business and for its own account for investment only (as defined for purposes of the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and the regulations thereunder) and with no present intention of distributing any such Securities or any arrangements or understanding with any other persons regarding the distribution of such Securities;

                      (c) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer, or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities or capital stock of the Company issuable upon exercise or conversion thereof except in compliance with the Securities Act, the rules and regulations of the SEC, and the restrictions provided under the Registration Rights Agreement to be entered into by the parties in substantially the form attached hereto as Exhibit E;


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                      (d) the Purchaser has completed or caused to be completed
the Stock Certificate Questionnaire, attached hereto as Appendix I, and the answers thereto are true and correct to the best knowledge of the Purchaser as of the date hereof;

                      (e) the Purchaser has not, in connection with its decision to purchase the Securities, relied upon representations and warranties of the Company other than those contained herein;

                      (f) the Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act;

                      (g) the Purchaser understands that (i) the Securities have not been registered under the Securities Act by reason of a specific exemption therefrom, that such Securities must be held by Purchaser, and that Purchaser must, therefore, bear the economic risk of such investment, until a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; (ii) the Securities will be endorsed with the following legends:

                             (1) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                             (2) THE TRANSFER OF THE SHARES REPRESENTED BY THIS
STOCK CERTIFICATE IS RESTRICTED PURSUANT TO THE TERMS OF A REGISTRATION RIGHTS AGREEMENT DATED NOVEMBER __, 1999; and

                             (3) Any legend required to be placed thereon by the
Company's Bylaws or under applicable state securities laws; and

(iii) the Company will instruct any transfer agent not to register the transfer of the shares of Securities purchased pursuant to this Agreement (or any portion thereof) unless the conditions specified in the foregoing legends are satisfied, until such time as a transfer is made pursuant to the terms of this Agreement and in compliance with Rule 144 or pursuant to a registration statement or if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provisions of the Securities Act or this Agreement; and

                      (h) the Purchaser has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities purchased hereunder.


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               4.4 NO BROKERS. No broker, finder or investment banker is
entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by Purchaser.

        5.     OTHER COVENANTS.

               5.1 THIRD PARTY CONSENTS. Each party shall use its commercially reasonable efforts to obtain and to cooperate with the other party in the effort to obtain, as soon as reasonably practicable, all permits, authorizations, consents, waivers and approvals from third parties or governmental authorities necessary to consummate this Agreement and the transactions contemplated hereby. All such consents shall be at each party's own expense.

               5.2 CERTAIN NOTIFICATIONS. Each party shall promptly notify the other in writing of the occurrence of any event which will or could reasonably be expected to result in the failure to satisfy any of the conditions to the obligations of such party specified in Section 6.1 or 6.2, as the case may be, of this Agreement.

               5.3 ANTITRUST MATTERS. The Company and Purchaser shall prepare and file, and shall in all respects cooperate with each other in the preparation and filing of, any documents required in connection with providing notification to the Federal Trade Commission and the Antitrust Division of the Department of Justice of the transactions contemplated hereunder, and shall respond, or cooperate in responding, to any inquiry made by either with respect to such transactions.

        6.     CONDITIONS TO CLOSING.

               6.1 CONDITIONS TO OBLIGATIONS OF PURCHASER AT CLOSING. Purchaser's obligation to purchase the Series G Stock and Warrant at the Closing is subject to the fulfillment to Purchaser's satisfaction, on or prior to the Closing, of all of the following conditions, any of which may be waived by Purchaser in writing:

                      (a) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date, and the Company shall have performed and complied with all obligations and conditions herein required to be performed or complied with by it on or prior to the Closing.

                      (b) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to counsel to the Purchaser, and counsel to the Purchaser shall have received all such counterpart executed originals or certified or other copies of such documents as they may reasonably request, including, but not limited to, the Warrant.

                      (c) CERTIFICATE OF DESIGNATIONS. The Certificate of Designations shall have been filed with the Delaware Secretary of State.


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                      (d) QUALIFICATIONS, LEGAL INVESTMENT. All authorizations,
approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Securities shall have been duly obtained and shall be effective on and as of the Closing. No stop order or other order enjoining the sale of such Securities shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the SEC, or any commissioner of corporations or similar officer of any state having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the Securities shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject.

                      (e) OPINION OF COMPANY COUNSEL. Purchaser shall have received an opinion from Cooley Godward LLP, counsel for the Company, dated as of the date of the Closing.

                      (f) TRANSACTION DOCUMENTS. The Company shall have executed and delivered to the Purchaser this Agreement, the Registration Rights Agreement, in substantially the form attached hereto as Exhibit E, and the Development and License Agreement, in substantially the form attached hereto as Exhibit F.

                      (g) OFFICER'S CERTIFICATE. The Company shall have executed and delivered to the Purchaser a writing signed on its behalf by its Chief Executive Officer certifying the completion of the conditions required by
Section 6.1(a).

                      (h) CLOSING. The Closing shall have occurred on or before December 31, 1999, or such later date as may be agreed by the parties in writing, except to the extent failure to close by such date is caused by the delay of Purchaser.

If any of the foregoing conditions are not either satisfied or waived in writing by Purchaser, Purchaser may terminate this Agreement without further liability.

               6.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY AT CLOSING. The Company's obligation to issue and sell the Securities to be sold at the Closing is subject to the fulfillment to the Company's satisfaction, on or prior to the Closing of the following conditions, any of which may be waived by the Company:

                      (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by the Purchaser in Section 4 hereof shall be true and correct in all material respects at the date of the Closing with the same force and effect as if they had been made on and as of the date hereof.

                      (b) PERFORMANCE OF OBLIGATIONS. Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by it on or before the Closing.

                      (c) QUALIFICATIONS, LEGAL INVESTMENT. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Securities shall have been duly obtained and shall be effective on and as of the Closing. No stop order or other


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order enjoining the sale of such Securities shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the SEC, or any commissioner of corporations or similar officer of any state having jurisdiction over this transaction. At the time of the Closing the sale and issuance of the Securities shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject.

                      (d) TRANSACTION DOCUMENTS. The Purchaser shall have executed and delivered to the Company the Registration Rights Agreement, in substantially the form attached hereto as Exhibit E, and the Development and License Agreement, in substantially the form attached hereto as Exhibit F.

                      (e) CLOSING. The Closing shall have occurred on or before December 31, 1999, or such later date as may be agreed by the parties in writing, except to the extent failure to close by such date is caused by the delay of the Company.

If any of the foregoing conditions are not either satisfied or waived in writing by the Company, the Company may terminate this Agreement, without further liability.

        7.     MISCELLANEOUS.

               7.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein and in the certificates for the securities delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Securities being purchased and the payment therefor and shall expire on the fourth anniversary of the date hereof.

               7.2 GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the substantive laws of the State of California and the United States of America, without regard to choice of law rules.

               7.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, and permitted assigns of the parties hereto.

               7.4 ENTIRE AGREEMENT. This Agreement and the Exhibits hereto, and the other documents delivered pursuant hereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and permitted assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

               7.5 SEVERABILITY. Whenever possible, each provision of the Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Agreement is held to be prohibited by or invalid under applicable law, such


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provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Agreement. In the event of such invalidity, the parties shall seek to agree on an alternative enforceable provision that preserves the original purpose of this Agreement.

               7.6 AMENDMENT AND WAIVER. Except as otherwise provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and the holders of a majority of the Series G Stock then outstanding.

               7.7 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given and received (a) upon personal delivery, (b) on the fifth day following mailing by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company or to Purchaser, as the case may be, at their respective addresses first above written, (c) upon transmission of telegram or facsimile (with telephonic notice), or (d) upon confirmed delivery by overnight commercial courier service.

               7.8 FEES AND EXPENSES. Except as otherwise provided herein, each of the Company and the Purchaser shall bear the expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

               7.9 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

               7.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

               7.11 NASDAQ. The Company will promptly file a Notification of Listing of Additional Shares with Nasdaq covering the Securities. The Company agrees to take all action reasonably necessary to maintain the listing of its Common Stock on Nasdaq.

               7.12 FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of the Purchaser or the Company, the Company and the Purchaser shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

               7.13 PUBLICITY. The Company and Purchaser shall each have the right to prior approval of the issuance of any press release or other public statement with respect to the transactions contemplated hereby with the understanding that the parties shall make a joint press release upon execution of this Agreement. Notwithstanding the foregoing, each party shall be entitled, without the prior approval of the other party, to make any press release or other public disclosure with respect to such transaction as is required by applicable law and regulations

(although such other party shall be consulted in connection with any such press release or other public disclosure prior to its release and shall be provided a copy thereof).

        IN WITNESS WHEREOF, the foregoing Agreement is hereby executed as of the date first above written.

                                            COMPANY:

                                            GENERAL MAGIC, INC.

                                            By: /s/ Steven Markman
                                               ---------------------------------

                                            Name: Steven Markman
                                                 -------------------------------

                                            Title: CEO
                                                  ------------------------------


                                            PURCHASER:

                                            GENERAL MOTORS CORPORATION,
                                            BY AND THROUGH ITS ONSTAR DIVISION



                                            By: /s/ F.H. Cooke
                                               ---------------------------------

                                            Name:  F.H. Cooke
                                                 -------------------------------

                                            Title:  Executive Director, OnStar
                                                  ------------------------------

                                   APPENDIX I

                               GENERAL MAGIC, INC.
                         STOCK CERTIFICATE QUESTIONNAIRE


        In connection with the Agreement, please provide us with the following information:

1.      The exact name that your shares of
        Series G Stock are to be registered
        in (this is the name that will appear
        on your stock certificate(s)). You
        may use a nominee name if
        appropriate:
                                                 General Motors Corporation
                                                 ------------------------------
2.      The relationship between the
        Purchaser of the Series G Stock and
        the Registered Holder listed in
        response to item 1 above:                Same
                                                 ------------------------------
3.      The mailing address of the Registered
        Holder listed in response to item 1
        above:

                                                 c/o General Motors Legal Staff
                                                 ------------------------------

                                                 Attention:  Kimberly K. Hudolin
                                                 ------------------------------

                                                 New Center One Building
                                                 ------------------------------

                                                 Mail Code:  482-208-835
                                                 ------------------------------

                                                 3031 West Grand Boulevard
                                                 ------------------------------

                                                 Detroit, Michigan  48202
                                                 ------------------------------
4.      The Social Security Number or Tax
        Identification Number of the
        Registered Holder listed in response
        to item 1 above:                         38-0572515
                                                 ------------------------------